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EXHIBIT 21

Subsidiaries of the Company

The following is a list of the Company's subsidiaries as of May 6, 2005.

Name of Significant Subsidiary	Jurisdiction of Incorporation	Portion of Ownership Interest
Genco Beauty Limited	Marshall Islands	100%
Genco Knight Limited	Marshall Islands	100%
Genco Leader Limited	Marshall Islands	100%
Genco Vigour Limited	Marshall Islands	100%
Genco Trader Limited	Marshall Islands	100%
Genco Prosperity Limited	Marshall Islands	100%
Genco Success Limited	Marshall Islands	100%
Genco Carrier Limited	Marshall Islands	100%
Genco Wisdom Limited	Marshall Islands	100%
Genco Marine Limited	Marshall Islands	100%
Genco Glory Limited	Marshall Islands	100%
Genco Progress Limited	Marshall Islands	100%
Genco Sugar Limited	Marshall Islands	100%
Genco Explorer Limited	Marshall Islands	100%
Genco Pioneer Limited	Marshall Islands	100%
Genco Reliance Limited	Marshall Islands	100%
Genco Ship Management LLC	Delaware	100%

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  EXHIBIT 21